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                                  EXHIBIT 23.03
                       CONSENT OF MCGLADREY & PULLEN, LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our report, dated January 22, 1999, relating to the financial statements of Black Diamond Savings Bank, F.S.B. for the year ended December 31, 1997, in the December 31, 1999 annual report on Form 10-K of FNB Financial Services Corporation.


/s/  McGladrey & Pullen, LLP
Charlotte, North Carolina
March 23, 2000